                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                ALLIED PRODUCTS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

   [LOGO]

10 SOUTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606
Telephone: (312) 454-1020

TO OUR STOCKHOLDERS:

This letter affords me the opportunity to extend a cordial invitation to all our stockholders to attend the 1996 Annual Meeting on Thursday, May 23, 1996. At this meeting there will be ample time to answer your questions and thoroughly discuss our Company's affairs.

Enclosed you will find the Notice of our Annual Meeting, together with a Proxy Statement and a Proxy card, and a copy of our 1995 Annual Report. The Proxy Statement describes the matters to be considered at the meeting. If you are unable to attend the meeting in person, please complete and return the enclosed Proxy so that your shares are represented and voted. We would appreciate your prompt attention to this matter.

                                          Very truly yours,
                                          RICHARD A. DREXLER
                                          PRESIDENT

Chicago, Illinois
April 11, 1996

   [LOGO]

10 SOUTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606
Telephone: (312) 454-1020

- ------------------------------------------

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
ON May 23, 1996
- ---------------------------------

Notice is hereby given that the Annual Meeting of Stockholders of ALLIED PRODUCTS CORPORATION (herein referred to as "Allied" or the "Company") will be held on Thursday, May 23, 1996 at 9:30 o'clock A.M. (Chicago Time) in the Shareholders Room, 21st Floor, Bank of America, 231 South La Salle Street, Chicago, Illinois 60697, for the following purposes:

1.  To elect three directors in accordance with the Company's By-Laws.

2. To act upon any other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record as shown by the transfer books of Allied at the close of business on March 29,1996, are entitled to notice of, and to vote at, this Annual Meeting.

All stockholders are invited to attend this Annual Meeting in person. Those stockholders who are unable to attend in person are respectfully urged to execute and return the enclosed Proxy at their earliest convenience. SINCE ATTENDANCE IN PERSON OR BY PROXY OF A MAJORITY OF THE OUTSTANDING SHARES IS REQUIRED AT THE MEETING IN ORDER TO TRANSACT BUSINESS, PROMPTNESS IN RETURNING THE EXECUTED PROXY WILL BE APPRECIATED. Stockholders who execute a Proxy may nevertheless attend the meeting and vote their shares in person.

                                          By Order of the Board of Directors
                                          ALLIED PRODUCTS CORPORATION
                                          David B. Corwine
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

April 11, 1996

- ---------------------------------

PROXY STATEMENT
- ------------------------------

ANNUAL MEETING OF STOCKHOLDERS
OF ALLIED PRODUCTS CORPORATION
May 23, 1996

SOLICITATION OF PROXIES

The accompanying Proxy is solicited by the Board of Directors of ALLIED PRODUCTS CORPORATION (herein referred to as "Allied" or the "Company") for use at the Annual Meeting of Stockholders, to be held on Thursday, May 23, 1996, and at any and all adjournments thereof. Any Proxy given may be revoked with respect to any matter by notice in writing to the Secretary of Allied at any time prior to its use, by delivering another later dated proxy or by voting in person at the Annual Meeting. Pursuant to Delaware General Corporation Law, only votes cast "For" a matter constitute affirmative votes. Votes "Withheld" or abstaining from voting are counted for quorum purposes, but since they are not voted "For" a particular matter they have the same effect as negative votes or votes "Against" a particular matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote. Accordingly, broker non-votes will not have an effect on the outcome of the election of directors or any other matters which are presented at the meeting.

The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $7,500. Upon request, the Company will reimburse brokerage houses and other custodians and fiduciaries holding stock of record for reasonable out-of-pocket expenses incurred in forwarding proxy solicitation material to the beneficial owners of such stock. Directors, officers, and certain regular employees of the Company, without additional compensation, may solicit Proxies personally or by telephone or telegraph. This Proxy Statement and the enclosed proxy card were first mailed to the stockholders on or about April 15, 1996.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board of Directors has fixed the close of business on March 29, 1996, as the record date for the determination of stockholders entitled to notice of this Annual Meeting, and only stockholders of record on that date will be entitled to vote thereat.

As of March 29, 1996, 9,364,844 shares of Common Stock (par value $.01 per share) were issued and outstanding, each of which shares is entitled to one vote on the election of directors.

Allied's SMART Plan (an employee benefit plan formed pursuant to Section 401(k) of the Internal Revenue Code) holds 523,421 shares of Common Stock representing 5.59% of the outstanding shares of Allied Common Stock. CTC Illinois Trust Company acts as trustee for the SMART Plan. Of the total number of shares held in the SMART Plan, 513,910 shares of Common Stock, representing 5.49% of the outstanding shares of Allied Common Stock, have been credited to the individual accounts of the participants in the SMART Plan and will be voted in accordance with instructions of such participants. Shares in the SMART

Plan with respect to which participants fail to return voting instructions (other than in the PAYSOP accounts) will be voted on each issue by an advisory committee composed of three members, Lloyd A. Drexler, S. S. Sherman and Richard
A. Drexler, in the same proportion as all other outstanding shares are voted. All PAYSOP account shares (approximately 16,200 shares) with respect to which participants fail to return voting instructions will not be voted. Those shares held in the SMART Plan which have not been credited to participants' accounts will be voted by the advisory committee in its discretion.

The Allied Products Corporation Master Trust, which is the trust for the pension plans of certain employees of the Verson and Bush Hog divisions and certain former Littell division employees, holds 300,000 shares of Common Stock representing 3.2% of the outstanding shares of Allied Common Stock. CTC Illinois Trust Company acts as trustee for the trust.

BENEFICIAL OWNERS

Mr. S. S. Sherman and Messrs. Lloyd A. Drexler and Richard A. Drexler, collectively, beneficially own more than 5% of Allied Common Stock. Each is a director of the Company. See the table set forth in "Election of Directors" and the notes thereto for information concerning their ownership.

The Company has been informed that Dimensional Fund Advisors, Inc. ("Dimensional"), whose address is 1299 Ocean Avenue, Santa Monica, California 90401, is deemed to have beneficial ownership of 517,678 shares of Common Stock as of December 31, 1995, representing approximately 5.53% of the outstanding shares of Allied Common Stock. All of those shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of those shares. It has sole voting power over only 277,784 of those shares.

The Company has been informed that FMR Corp., whose address is 82 Devonshire Street, Boston, Massachusetts 02109, beneficially owns 583,900 shares of Common Stock, representing 6.24% of the outstanding shares of Allied Common Stock. It has sole voting power over only 57,200 of those shares.

The Company has been informed that Neumeier Investment Counsel, whose address is 26435 Carmel Rancho Boulevard, Carmel, California 93923, beneficially owns 664,900 shares of Common Stock representing 7.10% of the outstanding shares of Allied Common Stock. It has sole voting power over only 452,200 of those shares.

The Company has been informed that Neuberger & Berman L.P., whose address is 605 Third Avenue, New York, New York 10158-3698, beneficially owns 653,700 shares of Common Stock representing 6.98% of the outstanding shares of Allied Common Stock. It has voting power over only 407,800 of those shares.

PROPOSAL 1:  ELECTION OF DIRECTORS

On January 23, 1996 the Board of Directors of Allied nominated the following individuals for election as Directors. Each of the individuals is a present director whose term expires this year and each has been nominated for reelection for a term expiring in 1999. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting.

THE FOLLOWING SETS FORTH CERTAIN BIOGRAPHICAL INFORMATION, PRESENT OCCUPATION AND BUSINESS EXPERIENCE FOR THE PAST FIVE YEARS FOR EACH OF THE NOMINEES AS WELL AS THE TERM OF OFFICE FOR WHICH EACH IS BEING NOMINATED:

CLASS C DIRECTOR (TERM EXPIRES IN 1999)

WILLIAM D. FISCHER, age 67, has been a member of the Board of Directors since 1993. He was President and Chief Operating Officer and a Director of Chicago-based Dean Foods Co., which processes and distributes dairy and other foods, from 1989 until December, 1993 when he retired. Prior to that he was Vice President, Finance, a post he held since 1971. He was a director of Dean Foods Co. until March 15, 1996. He is also a director of John P. Sanfilippo & Son, Inc., a processor and marketer of nuts and snacks.

KENNETH B. LIGHT, age 63, has been a member of the Board of Directors since 1993. He became Chief Financial Officer in 1995. He has been Executive Vice President and Chief Administrative Officer of Allied since 1982 and has served as Secretary since 1972. Mr. Light joined the Company in 1961 and served as its General Counsel for more than a decade.

S.S. SHERMAN, age 78, was the Co-Chairman of the Board from June 2, 1992 until August 18, 1993. He was Chairman of the Board from 1973 until June 2, 1992 and has been a member of the Board of Directors since 1963.

All of the above individuals are currently directors of the Company. Any director may resign or may be removed as provided in the By-Laws. It is intended that proxies received in response to this solicitation will be voted in favor of the nominees unless otherwise specified in the proxy.

If for any reason any of such nominees should be unable to serve (a situation which is not presently contemplated), it is intended that the proxies will be voted for such other person or persons as the Board of Directors shall designate.

THE FOLLOWING SETS FORTH CERTAIN BIOGRAPHICAL INFORMATION, PRESENT OCCUPATION AND BUSINESS EXPERIENCE FOR THE PAST FIVE YEARS FOR EACH OF THE OTHER MEMBERS OF THE BOARD OF DIRECTORS:

CLASS A DIRECTORS (TERM EXPIRES IN 1997)

RICHARD A. DREXLER, age 48, has been Chairman of the Board since August 18, 1993, President since 1982 and Chief Executive Officer since 1986. He has been a member of the Board of Directors since 1982.

JOHN W. PUTH, age 67, has been a member of the Board of Directors since 1993 and serves as a Class A Director whose term expires in 1997. He has been President of J.W. Puth Associates, a consulting/ investment firm, since 1987. From 1983 until 1987 he served as Chairman, President and Chief Executive Officer of Clevite Industries, Inc., a multi-national manufacturer of valves, hydraulics, bearings and other parts. Mr. Puth is a member of the boards of L.B. Foster Co., a manufacturer of rail products, Lindberg Corporation, a commercial heat treating company, TNT Freightways Corp., a trucking company, System Software Associates, Inc., an applications software company, A.M. Castle & Co., a metals manufacturer, and Brockway Standard, Inc., a container manufacturer. He is also a director of several private companies.

MITCHELL I. QUAIN, age 44, has been a member of the Board of Directors since February 1995. Since 1988 he has been a managing director of Schroder Wertheim & Company and is currently head of Equity Capital Markets. He is also a director of Strategic Distribution, Inc.

CLASS B DIRECTORS (TERM EXPIRES IN 1998)

LLOYD A. DREXLER, age 78, was the Co-Chairman of the Board from June 2, 1992 until August 18, 1993 and he has been a member of the Board of Directors since 1963. Previously, he was Chairman of the Executive Committee from 1986 until June 2, 1992. Mr. Drexler is the father of Mr. Richard A. Drexler.

JOHN E. JONES, age 61, has been a member of the Board of Directors since 1974. Mr. Jones was Chairman of the Board, President and Chief Executive Officer of CBI Industries, Inc., which is engaged in contracting services and the manufacture of industrial gases, from 1989 through January 1996, when he retired. Mr. Jones is a director of NICOR Inc., Amsted Industries Incorporated, Valmont Industries, Inc. and The Interlake Corporation.

STANLEY J. GOLDRING, age 50, is Managing Partner of Ladenburg, Thalmann & Company, Inc., an investment banking company. Mr. Goldring has been involved in various aspects of analytical research, money management and investment banking over the course of his 25-year career on Wall Street. He has been a member of the Board of Directors since August 1993.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth information as of March 29, 1996, regarding the beneficial ownership of capital stock of the Company by each director of the Company, the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers for fiscal 1995 and the directors and executive officers of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investing powers with respect to the capital stock owned by them.

                                                                                      PERCENT
         NAME OF BENEFICIAL OWNER OR GROUP               CLASS         AMOUNT        OF CLASS
- ----------------------------------------------------  -----------  ---------------  -----------
Lloyd A. Drexler....................................    Common           340,618(1)       3.63
Richard A. Drexler..................................    Common           316,193(2)       3.38
William D. Fischer..................................    Common            11,000(3)       0.12
Robert J. Fleck.....................................    Common            36,517(4)       0.39
Martin A. German....................................    Common            22,527(5)       0.24
Stanley J. Goldring.................................    Common            11,000(3)       0.12
John E. Jones.......................................    Common            40,958(3)       0.44
Kenneth B. Light....................................    Common            62,609(6)       0.67
Bobby M. Middlebrooks...............................    Common            10,025(7)       0.11
John W. Puth........................................    Common            13,000(3)       0.14
Mitchell I. Quain...................................    Common            15,000(3)       0.16
S.S. Sherman........................................    Common           554,566(8)       5.92
All Executive officers and directors as a group (13
 persons)...........................................    Common         1,487,508(9)      15.88

- ------------------------

(1) Includes 77,197 shares of restricted stock; 168,708 shares owned by a partnership of which Mr. Lloyd Drexler is a partner and 27,000 shares owned by Mr. Drexler's wife and by a family trust of which Mr. Drexler's wife is the trustee. Also includes 50,600 shares which Mr. Drexler has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(2) Includes 37,819 shares of restricted stock; 35,000 shares held by a trust of which Mr. Richard Drexler is trustee; 100,000 shares owned by a family corporation, of which Mr. Drexler is President; 35,888 shares credited to Mr. Drexler's account in the Company's 401(k) Plan and 33,360 shares which Mr. Drexler has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(3) Includes 10,000 shares which each of Messrs. Fischer, Goldring, Jones and Puth and 5,000 shares which Mr. Quain have the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(4) Includes 11,309 shares credited to Mr. Fleck's account in the Company's 401(k) Plan and 24,500 shares which Mr. Fleck has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(5) Includes 13,527 shares credited to Mr. German's account in the Company's 401(k) Plan and 9,000 shares which Mr. German has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(6) Includes 9,198 shares of restricted stock; 29,530 shares which Mr. Light has the right to acquire by exercise of stock options within sixty days of this proxy statement; and 23,825 shares credited to Mr. Light's account in the Company's 401(k) Plan.

(7) Includes 2,067 shares of restricted stock; 4,000 shares which Mr. Middlebrooks has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement; and 3,958 shares credited to Mr. Middlebrooks' account in the Company's 401(k) Plan.

(8) Includes 41,977 shares of restricted stock; 374,917 shares owned by a family corporation of which Mr. Sherman, his wife and children are stockholders; and 55,600 shares which Mr. Sherman has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(9) Includes 285,855 shares which the group has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement; 106,528 shares credited to the accounts of members of the group in the Company's 401(k) Plan; and 169,725 shares of restricted stock.

MANAGEMENT COMPENSATION

REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE

The Stock Option and Compensation Committee of the Board of Directors was comprised during fiscal 1995 of John W. Puth, Chairman, William D. Fischer and John E. Jones, all outside directors of the Company. The Committee oversees the administration of the Company's employee benefit plans and establishes policies relating to compensation of employees. All decisions by the Stock Option and Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under certain of the Company's stock-based compensation plans, which must be made solely by the Committee in order for the grants or awards under such plans to satisfy Rule 16b-3 of the Securities Exchange Act of 1934.

COMPENSATION POLICY

The objectives of the Company's executive compensation program are to:

    -   Support the achievement of desired Company performance.

    - Provide compensation that will attract and retain superior talent and reward performance.

    -   Align the executive officers' interests with the success of the Company.

In determining the compensation for the executive officers, the Stock Option and Compensation Committee took into consideration a number of factors. Salaries were somewhat adjusted in 1994 to partially catch up with prevailing salaries at comparable companies. In 1995, the Committee authorized the retention of a recognized consulting firm in the field of executive compensation. The duties of each of the executive officers were analyzed and categorized. A statistical comparison was drawn to a base of comparable companies and, after considering the performance of each executive, salaries were set within acceptable ranges of such companies. Similarly, bonuses as a percentage of base salary were set with the condition that they would be tied into performance of the Company's plan of operation. Bonuses can exceed the standard if the Company appreciably exceeds its plan. These decisions were deemed by the Committee to be in keeping with its policy.

The executive compensation program provides an overall level of compensation opportunity that is competitive with the manufacturing businesses in which the Company is engaged as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term Company performance as well as individual performance. Subject to the limitations described above, the Stock Option and Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or an individual's circumstances.

The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance generally available to employees of the Company.

CEO COMPENSATION

During 1995, the Company's most highly compensated officer was Richard A. Drexler, Chairman of the Board, President and Chief Executive Officer. Consistent with its policy, the Stock Option and Compensation Committee reviewed the performance of Mr. Drexler and made recommendations to the Board concerning annual compensation (salary plus bonus) and long-term compensation in the form of stock options. The key measurement during the year involved the successful management of the Company which attained record earnings and a sharp increase in the price of its stock. Through Mr. Drexler's efforts, the Company was able to realize excellent profits for 1994 and 1995.

                                          John W. Puth, Chairman
                                          William D. Fischer
                                          John E. Jones

SUMMARY COMPENSATION TABLE

The table below sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 1995.

                                             ANNUAL COMPENSATION             LONG TERM
                                      ----------------------------------   COMPENSATION
                                                           OTHER ANNUAL       AWARDS        ALL OTHER
                                                           COMPENSATION    -------------   COMPENSATION
 NAMES AND PRINCIPAL POSITION   YEAR  SALARY($)  BONUS($)     ($)(A)       OPTIONS/SARS(#)(B)    ($)(C)
- ------------------------------  ----  ---------  --------  -------------   -------------   ------------
Richard A. Drexler              1995   370,000   210,000        2,728          20,000          8,409
 Chairman, President and        1994   350,000   157,500        3,192          30,000          9,576
 CEO                            1993   315,000    74,000                       35,000
Kenneth B. Light                1995   211,000    84,000        2,818          10,000         30,000
 Executive Vice                 1994   187,000    70,000        5,267          20,000          9,576
 President, Chief Financial     1993   169,000    42,000                       10,000
 and Administrative Officer
Martin A. German                1995   200,000   100,000        1,923          10,000         11,514
 Senior Vice President          1994   190,000   110,000        5,517          12,000          9,576
                                1993   176,000   110,000                        5,000
Bobby M. Middlebrooks           1995   200,000    76,400                       10,000
 Senior Vice President          1994   191,000    72,400                       10,000
                                1993   181,000    30,000                        5,000
Robert J. Fleck                 1995   132,000    37,500                        5,000          7,466
 Vice President & Chief         1994   125,000    28,000                        7,500          7,589
 Accounting Officer             1993   113,000    12,000                        1,500

- ------------------------

(A) While each named executive officer received certain perquisites and other benefits in each of the years shown, the value of these amounts are not shown, in accordance with the regulations of the Securities and Exchange Commission, since such benefit did not exceed in aggregate the lesser of $50,000 or 10% of an individual's salary and bonus in such year. The amounts shown represent the Medicare Hospital Insurance taxes paid by the Company in 1995 and 1994 on behalf of each executive on the value of the increase in the executive's vested accrued benefit in the Executive Retirement Plan as of 12/31/95 and 12/31/94 (see "Retirement Plans" elsewhere in this document). No payments were made in 1993.

(B) No stock appreciation rights were granted to the named executive officers in any of the three years. See "Option Grants During 1995 Fiscal Year" for description of options granted.

(C) Amounts shown consist of Company contributions to defined contribution plans.

OPTION GRANTS DURING 1995 FISCAL YEAR

The following table provides information relating to options granted to the named executive officers during fiscal 1995.

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                        INDIVIDUAL GRANTS                      ANNUAL RATES OF
                                       ----------------------------------------------------      STOCK PRICE
                                                     % OF TOTAL                                APPRECIATION FOR
                                         OPTIONS       OPTIONS      EXERCISE                    OPTION TERM(2)
                                         GRANTED     GRANTED IN       PRICE     EXPIRATION   --------------------
                NAME                     (#)(1)      FISCAL YR.      ($/SH)        DATE       5% ($)     10% ($)
- -------------------------------------  -----------  -------------  -----------  -----------  ---------  ---------
Richard A. Drexler                         20,000          17.5         14.25     1/3/2005     179,200    454,200
Kenneth B. Light                           10,000           8.8         14.25     1/3/2005      89,600    227,100
Martin A. German                           10,000           8.8         14.25     1/3/2005      89,600    227,100
Bobby M. Middlebrooks                      10,000           8.8         14.25     1/3/2005      89,600    227,100
Robert J. Fleck                             5,000           4.4         14.25     1/3/2005      44,800    113,550

- ------------------------

(1) All options are non-qualified and have exercise prices equal to the fair market value of Allied Common Stock on the date of grant. Each option is exercisable as to 50% of the shares on the first anniversary date and as to all shares on the second anniversary date and thereafter, and each option includes the right to pay the exercise price in cash or shares of Allied Common Stock.

(2) The amounts shown in these columns are calculated based upon assumed annual apreciation rates of 5% and 10%, as set by the Securities and Exchange Commission, and are not intended to be forecasts of future appreciation of Allied Common Stock. If the assumed appreciation rates of 5% and 10% over the life of the options are achieved, the value of Allied Common Stock at the end of the period would be $23.21 and $36.96, respectively.

OPTION EXERCISES DURING 1995 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The Company does not have any outstanding stock appreciation rights. None of the named executive officers exercised options during fiscal 1995. The following table provides information relating to the value of options held by the named executive officers at the end of 1995:

                                                                                VALUE OF
                                                           NUMBER OF           UNEXERCISED
                                                          UNEXERCISED         IN-THE-MONEY
                                                          OPTIONS AT           OPTIONS AT
                                                        END OF 1995(#)      END OF 1995($)(1)
                                                         EXERCISABLE/         EXERCISABLE/
                        NAME                             UNEXERCISABLE        UNEXERCISABLE
- -----------------------------------------------------  -----------------  ---------------------
Richard A. Drexler                                        178,360/35,000      2,125,000/357,000
Kenneth B. Light                                           86,530/20,000        990,000/212,000
Martin A. German                                           38,500/16,000        327,000/167,000
Bobby M. Middlebrooks                                      36,940/16,000        188,000/167,000
Robert J. Fleck                                             27,000/8,750          29,500/92,000

- ------------------------
(1) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on 12/29/95 was $24.00 per share. Value is calculated on the basis of the difference between the option exercise price and $24.00 multiplied by the number of shares of Allied Common Stock underlying the option.

RETIREMENT PLANS

Mr. Bobby M. Middlebrooks is a participant in the Bush Hog Segment of the Allied Products Corporation Retirement Plan, a defined benefit plan. As such, upon retirement he will be entitled to the following monthly benefit: one percent of his final monthly salary multiplied by the number of years of service to the Company. Assuming Mr. Middlebrooks' retirement at age 65 (he is now 60 years old), Mr. Middlebrooks would be entitled to a pension of approximately $6,400 per month.

Effective January 1, 1994, the Company entered into agreements with Messrs. Richard Drexler, German and Light to provide retirement benefits pursuant to an Executive Retirement Plan adopted by the Board of Directors. Each of the participants shall be eligible, upon reaching Normal Retirement Date (which is defined as the earlier of age sixty-five or completion of twenty-five years of service, but in no event prior to reaching age fifty-five), to receive a retirement benefit equal to three times his final average annual compensation (which is defined as the average of the participant's compensation during the thirty-six months prior to the participant's separation from service). Such benefit shall be paid to participants in 120 equal monthly installments commencing on the month following the date the participants terminate service with the Company. If the participant dies during such period, the unpaid remaining monthly installments will be paid to the participant's named beneficiary or to his estate. Based on the average compensation received during the past three years, the participants, if vested, would receive on the normal retirement date the following aggregate benefits (payable over ten years): Mr. Richard Drexler - $1,475,000; Mr. German - $886,000; Mr. Light - $763,000.
Deducted from such sums are the sums such participants shall receive from a new defined contribution plan implemented by the Company on January 1, 1995 (see "Target Benefit Plan").

TARGET BENEFIT PLAN

Effective January 1, 1995, the Company implemented a new defined benefit plan called "The Target Benefit Plan". The purpose of the plan is to provide retirement benefits for certain employees (i.e., those employees who are not a part of an established pension plan), taking into consideration the employee's age, years of service and compensation. The plan, which is funded solely by the Company, sets forth a "Target" benefit amount to be paid to the employee upon reaching age 65. The target benefit is one-half of one percent of the employees' final average salary (the average of taxable earnings over the last five years of service with the Company) multiplied by all years of service with the Company. The amount contributed is actuarially derived and is based on the assumption that the employees will continue to work for the Company until age 65; that money in the plan will grow at a specified rate of earnings over time (although not guaranteed); and that salaries will increase at a specified rate over time (although not guaranteed). Since the employees make their own investment decisions, the target benefit is only an estimate and will vary based on the actual earnings of each account. Based on the most recent estimate, the annual target benefit for the named officers (other than Bobby M. Middlebrooks who is a participant in a pension plan) is as follows: Richard Drexler $32,188; Kenneth Light $27,602; Martin German $11,188; Robert Fleck $28,750. With respect to Messrs. Drexler, Light and German, the actual benefits paid during the first ten years of retirement will be deducted from the sums payable under the Executive Retirement Plan (see "Retirement Plans" above).

TERMINATION AGREEMENTS

Agreements between the Company and Messrs. Richard Drexler, Light, German and Middlebrooks provide that, if within one year following a defined change in ownership or control of the Company there shall be an involuntary termination of such executive's employment, or if there shall be defined patterns of activity during such period by the Company causing such executive to resign, then, subject to prevailing tax laws and regulations, the executive shall be entitled to payments equal approximately to three years' compensation.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Machinery-Diversified Index over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the S&P Machinery-Diversified Index at the end of 1990, and reinvestment of all dividends).

                       COMPARISON OF 5 YEAR TOTAL RETURN
             AMONG ALLIED PRODUCTS CORPORATION, S&P 500 INDEX & S&P
                          MACHINERY DIVERSIFIED INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ALLIED PRODUCTS    S&P 500    S&P MACHINERY - DIVERSIFIED
1990                 100.00      100.00                        100.00
1991                  96.20      130.47                        118.88
1992                  92.30      140.41                        121.30
1993                 384.60      154.56                        179.60
1994                 440.80      156.60                        174.83
1995                 738.00      215.75                        215.45

FUNCTIONING OF THE BOARD AND COMMITTEES

Allied's Board of Directors presently has an Executive Committee, an Audit Committee, a Stock Option and Compensation Committee and a Nominating Committee. In 1995, each of the outside directors received the sum of $15,000 annually for his services as a director and the chairman of each committee (if a non-employee of the Company) received the additional sum of $3,000 annually. Each non-employee director of the Company also received $500 for each meeting of the Board and, except for the Executive Committee, for each committee meeting which he attended.

Members of the Executive Committee are Messrs. R. Drexler (Chmn.), L. Drexler and Sherman. During 1995, the Committee met on five occasions to exercise the powers of the Board of Directors in the management of the business and affairs of the Company.

Members of the Audit Committee are Messrs. Fischer (Chmn.), Goldring, Jones, Puth and Quain. During 1995, the Committee met on three occasions to review and make recommendations to the full Board with respect to the scope and results of the annual audit, and the selection of independent public accountants.

Members of the Stock Option and Compensation Committee are Messrs. Puth (Chmn.), Jones and Fischer. During 1995, the Committee met on two occasions to review and make recommendations to the full Board with respect to officers' salaries, options and corporate incentive compensation plans.

Members of the Nominating Committee are Messrs. Jones (Chmn.), Goldring, Fischer, Puth, R. Drexler, L. Drexler and Sherman. The Committee met once in 1995.

Allied's Board of Directors met on five occasions during 1995. All of the current directors attended at least 75% of the meetings of the Board and the respective committees to which they belong.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

During 1995, upon the recommendation of Allied's Audit Committee and approval by its Board of Directors, Allied engaged Coopers & Lybrand, L.L.P. as its independent public accountants to perform the following audit services: examination of Allied's annual consolidated financial statements, assistance and consultation in connection with various accounting matters and other non-audit professional services.

The appointment of auditors is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. At its October 18, 1995 meeting, the Audit Committee reviewed and approved the services described above as well as the services to be performed in 1996 and concluded that they do not impair the independence of the accountants.

Representatives of Coopers & Lybrand, L.L.P. will be present at the Annual Meeting, will be given an opportunity to make any comments they wish, and will be available to respond to any questions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Based solely on its review of such reports received by it, the Company believes that during fiscal year 1995 all filing requirements applicable to its officers and directors were complied with.

STOCKHOLDER PROPOSAL

A stockholder proposal must be received by the Secretary of Allied on or before December 12, 1996 for inclusion in the Proxy Statement and form of proxy relating to Allied's 1997 Annual Stockholders' meeting.

GENERAL

A quorum at this Annual Meeting is a majority of the outstanding shares entitled to vote thereat.

Allied has no knowledge of any matters, other than those set forth in this Proxy Statement or referred to in the accompanying Notice of Annual Meeting of Stockholders, which will be presented at the Annual Meeting.

                                          By Order of the Board of Directors
                                          ALLIED PRODUCTS CORPORATION
                                          DAVID B. CORWINE
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

April 11, 1996

PROXY                     ALLIED PRODUCTS CORPORATION                      PROXY

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS--
                FOR ANNUAL MEETING OF STOCKHOLDERS MAY 23, 1996

    The  undersigned hereby appoints S. S. Sherman, Lloyd A. Drexler and Richard
A. Drexler, and each of them, Proxies, with the powers the undersigned would possess if personally present, to vote all shares of the undersigned in Allied Products Corporation at the annual meeting of the stockholders to be held on May 23, 1996, at 9:30 A.M., Chicago time, and at any adjournment thereof, for the purpose of acting upon the proposals referred to herein in accordance with the designations below, and of acting in their discretion upon such other matters as may properly come before the meeting.

  ELECTION OF DIRECTORS:

                         / / FOR all nominees       /  /  WITHHOLD  AUTHORITY
                         listed below (except as      to    vote    for   all
                         marked to the contrary       nominees listed below
                         below)

WILLIAM D. FISCHER           KENNETH B. LIGHT             S. S. SHERMAN

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through that nominee's name.

                   (Continued and to be signed on other side)

    IF YOU SIGN AND RETURN THIS PROXY, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.
                                               DATED: ____________________, 1996
                                               ___________________________(L.S.)
                                               ___________________________(L.S.)

                                               IMPORTANT: Please sign exactly as
                                               your  name or names appear on the
                                               stock certificate or
                                               certificates, and when shares are
                                               held  by   joint  tenants,   both
                                               should   sign.  When  signing  as
                                               attorney, executor,
                                               administrator, trustees or
                                               guardian, give your full title as
                                               such.  If  the  signatory  is   a
                                               corporation  or  partnership sign
                                               the full corporate or partnership
                                               name by  duly authorized  officer
                                               or partner.

                                               NOTE: Please date, sign and mail
                                                  this proxy in the enclosed
                                               envelope. No postage is required
                                               for mailing in the United States.

                               FORM OF DIRECTION
                          ALLIED PRODUCTS CORPORATION
                                   SMART PLAN

  DIRECTIONS FOR VOTING SHARES OF ALLIED PRODUCTS CORPORATION (ALLIED) HELD IN
                             TRUST FOR THE EMPLOYEE

    The undersigned hereby authorizes the Advisory Committee for the above-captioned plan (the "Plan") to direct the Trustee for the Plan to vote at the Annual Meeting of Stockholders of Allied on May 23, 1996 or at any adjournments thereof, all shares of Allied stock credited to the account of the undersigned under the Trust for such Plan at the close of business on December 31, 1995, as directed below on the following matters, and, in their discretion, on any other matters that may come before the meeting:

    ELECTION OF            / / FOR all nominees       /  /  WITHHOLD  AUTHORITY
    DIRECTORS:                 listed below             to   vote    for    all
                                                      nominees listed below

WILLIAM D. FISCHER           KENNETH B. LIGHT             S. S. SHERMAN

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through that nominee's name.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

    IF YOU SIGN AND RETURN THIS DIRECTION, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREON. SMART SHARES FOR WHICH NO INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS NON-SMART SHARES ARE VOTED.

                                               Dated:  .................. , 1996

                                                ........................  (L.S.)
                                                           Signature

                                               NOTE:  PLEASE DATE, SIGN AND MAIL
                                               THIS DIRECTION  IN  THE  ENCLOSED
                                               ENVELOPE.  NO POSTAGE IS REQUIRED
                                               FOR MAILING IN THE UNITED STATES.